UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 10, 2020, HyreCar Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 10,895,210 shares of common stock were present or represented by proxy at the Annual Meeting, representing approximately 66.16% of the Company’s issued and outstanding common stock as of the April 20, 2020 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2020.

Item 1 – Election of two Class II members to the board of directors for a term of office expiring at the annual meeting of stockholders in 2023 and until his successor has been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Joseph Furnari	3,936,765	790,424	6,168,021
Jayaprakash Vijyan	4,041,397	685,792	6,168,021

Item 2 – Ratification of the appointment of dbbmckennon as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
10,612,248	261,319	21,643	N/A

Based on the foregoing votes, the director nominees were elected and Item 2 was approved.

Item 8.01.	Other Items.

The Company is filing herewith the following exhibit to its Registration Statement on Form S-3 (Registration No. 333-234525):

1.    Opinion of Sheppard, Mullin, Richter & Hampton LLP

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
5.1	Legal Opinion of Sheppard, Mullin, Richter & Hampton LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: June 12, 2020	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

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